HUB GROUP, INC.
                            HUB CITY TERMINALS, INC.
                          AMENDMENT TO CREDIT AGREEMENT

Harris Trust and Savings Bank                LaSalle Bank National Association
Chicago, Illinois                            Chicago, Illinois

U.S. Bank National Association               National City Bank
Des Plaines, Illinois                        Cleveland, Ohio

Firstar Bank, N.A.
Milwaukee, Wisconsin

Ladies and Gentlemen:

         Reference is hereby made to that certain Credit Agreement dated as of April 30, 1999 (the "CREDIT AGREEMENT"), as amended and currently in effect, by and among Hub Group, Inc. (the "PUBLIC HUB COMPANY"), Hub City Terminals, Inc. for itself and as successor by merger to Hub Holdings, Inc. ("HUB CHICAGO"; together with the Public Hub Company, the "BORROWERS") and you (the "LENDERS"). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

         The Borrowers and the Required Lenders have agreed to amend the Capital Expenditures financial covenant contained in the Credit Agreement and at the Borrowers' request, the Agent and Required Lenders have agreed to approve the increase of the interest rate of the Senior Note Offering under the terms and conditions set forth in this amendment (herein, the "AMENDMENT").

1.       AMENDMENT.

         Subject to the satisfaction of the conditions precedent set forth in
Section 3 below, Section 7.26 of the Credit Agreement shall be amended and as so amended shall be restated in its entirety to read as follows:

                           "7.26. CAPITAL EXPENDITURES. The Hub Group shall not
                  expend or become obligated for Capital Expenditures during the fiscal year ending December 31, 2001 in an aggregate amount in excess of $12,000,000 and shall not expend or become obligated for Capital Expenditures during the fiscal year ending December 31, 2002 in an aggregate amount in excess of $15,000,000."

2.       INCREASE IN INTEREST RATE OF SENIOR NOTE OFFERING.

         Subject to the satisfaction of the conditions precedent set forth in
Section 3 below, the increase in the pre-default interest rate applicable to the Senior Note Offering, from 8.64% to 9.14%, is hereby approved by the Agent and Required Lenders.

3.       CONDITIONS PRECEDENT.

         The effectiveness of the amendment made in Section 1 and the approval made in Section 2 of this Amendment are subject to the satisfaction of all of the following conditions precedent:

       3.01. The Borrowers, the Guarantors and the Required Lenders shall have executed and delivered this Amendment.

       3.02. The Senior Note Offering shall have been modified by written instrument (the "SENIOR NOTE AMENDMENT") in form and substance reasonably satisfactory to the Agent and Required Lenders to effect a waiver and modification of the terms and conditions thereof such that the same are no more burdensome on the Borrowers than the corresponding provisions of the Credit Agreement after giving effect to the modifications contemplated by this Amendment.

       3.03. After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing as of the date this Amendment would otherwise take effect.

4.       MISCELLANEOUS.

       4.01. Each Borrower and each Guarantor acknowledges and agrees that, except as modified by this Amendment, all of the Loan Documents to which it is a party remain in full force and effect for the benefit and security of, among other things, the Obligations as modified hereby. Each Borrower and each Guarantor further acknowledges and agrees that all references in such Loan Documents to the Obligations shall be deemed a reference to the Obligations as so modified. Each Borrower and each Guarantor further agrees to execute and deliver any and all instruments or documents as may be reasonably required by the Agent or the Required Lenders to confirm any of the foregoing.

       4.02. Except as specifically amended hereby, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, the Notes, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as specifically amended hereby.

       4.03. This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which


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taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This Amendment shall be governed by the internal laws of the State of Illinois.

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

         Dated as of February 26, 2001.


                                          HUB GROUP, INC., a Borrower
                                          HUB CITY TERMINALS, INC., a Borrower

                                          By
                                            David P. Yeager
                                            Chief Executive Officer for each of
                                            the above Companies

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

                               GUARANTORS' CONSENT

         The undersigned heretofore executed and delivered to the Lenders the Guaranty Agreement. The undersigned hereby consent to the Amendment to the Credit Agreement as set forth above and confirm that the Guaranty Agreement and all of the obligations of the undersigned thereunder remain in full force and effect. The undersigned further agree that their consent to any further amendments to the Credit Agreement shall not be required as a result of this consent having been obtained, except to the extent, if any, required by the Guaranty Agreement. Without limiting the generality of the foregoing, each of the undersigned limited liability companies (other than HLX Company, L.L.C., Quality Services, L.L.C., Quality Services of Kansas, L.L.C., Quality Services of New Jersey, L.L.C, Q.S. of Illinois, L.L.C. and Q.S. of Georgia, L.L.C.) acknowledge and agree that it (i) was previously organized as and is the same entity as the limited partnership listed in the parenthesis next to its name below and that executed the Guaranty Agreement and (ii) is liable on the Guaranty Agreement to the same extent, and with the same force and effect, as if it had originally executed the Guaranty Agreement in the place and stead of its respective converting limited partnership.

                                          HUB CHICAGO HOLDINGS, INC., a
                                          Guarantor

                                          By
                                            David P. Yeager
                                            Chief Executive Officer for each of
                                            the above Companies

                                          HLX COMPANY, L.L.C., a Guarantor

                                          By
                                            David P. Yeager
                                            Vice Chairman and Chief Executive
                                            Officer

                                            QSSC, INC.
                                            QUALITY SERVICES, L.L.C.,
                                            QUALITY SERVICES OF KANSAS, L.L.C.
                                            QUALITY SERVICES OF NEW JERSEY,
                                              L.L.C.
                                            Q.S. OF ILLINOIS, L.L.C.
                                            Q.S. OF GEORGIA, L.L.C.



                                         By
                                           David P. Yeager
                                           Chief Executive Officer for each of
                                           the above Guarantors

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

                                           HUB GROUP ALABAMA, LLC (formerly
                                              known as Hub City Alabama, L.P.)
                                           HUB GROUP ATLANTA, LLC (formerly
                                              known as Hub City Atlanta, L.P.)
                                           HUB GROUP BOSTON, LLC (formerly known
                                              as Hub City Boston, L.P.)
                                           HUB GROUP CANADA, L.P. (formerly
                                              known as Hub City Canada, LLC)
                                           HUB GROUP CLEVELAND, LLC (formerly
                                              known as Hub City Cleveland, L.P.)
                                           HUB GROUP DETROIT, LLC (formerly
                                              known as Hub City Detroit, L.P.)
                                           HUB GROUP FLORIDA, LLC (formerly
                                              known as Hub City Florida, L.P.)
                                           HUB GROUP GOLDEN GATE, LLC (formerly
                                              known as Hub City Golden Gate,
                                              L.P.)
                                           HUB GROUP INDIANAPOLIS, LLC (formerly
                                              known as Hub City Indianapolis,
                                              L.P.)
                                           HUB GROUP KANSAS CITY, LLC (formerly
                                              known as Hub City Kansas City,
                                              L.P.)
                                           HUB GROUP LOS ANGELES, LLC (formerly
                                              known as Hub City Los Angeles,
                                              L.P.)
                                           HUB GROUP MID ATLANTIC, LLC (formerly
                                              known as Hub City Mid Atlantic,
                                              L.P.)
                                           HUB GROUP NEW ORLEANS, LLC (formerly
                                              known as Hub City New Orleans,
                                              L.P.)
                                           HUB GROUP NEW YORK STATE, LLC
                                              (formerly known as Hub City New
                                              York State, L.P.)
                                           HUB GROUP NEW YORK-NEW JERSEY, LLC
                                              (formerly known as Hub City New
                                              York-New Jersey, L.P.)
                                           HUB GROUP NORTH CENTRAL, LLC
                                              (formerly known as Hub City North
                                              Central, L.P.)
                                           HUB GROUP OHIO, LLC (formerly known
                                              as Hub City Ohio, L.P.)
                                           HUB GROUP PHILADELPHIA, LLC
                                              (formerly known as Hub City
                                              Philadelphia, L.P.)
                                           HUB GROUP PITTSBURGH, LLC (formerly
                                              known as Hub City
                                              Pittsburgh, L.P.)
                                           HUB GROUP PORTLAND, LLC (formerly
                                              known as Hub City Portland, L.P.)
                                           HUB GROUP ST. LOUIS, LLC (formerly
                                              known as Hub City St. Louis, L.P.)


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

                                           HUB GROUP TENNESSEE, LLC (formerly
                                              known as Hub City Tennessee, L.P.)
                                           HUB CITY TEXAS, L.P.


                                           By __________________________________
                                              David P. Yeager
                                              Chief Executive Officer for each
                                              of the above Guarantors

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

         Accepted and agreed to as of the date and year last above written.

                                          HARRIS TRUST AND SAVINGS BANK

                                          By
                                            Name:_______________________________
                                            Title:______________________________

                                          U.S. BANK NATIONAL ASSOCIATION

                                          By
                                            Name:_______________________________
                                            Title:______________________________

                                          FIRSTAR BANK, N.A.

                                          By
                                            Name:_______________________________
                                            Title:______________________________

                                          LASALLE BANK NATIONAL ASSOCIATION

                                          By
                                            Name:_______________________________
                                            Title:______________________________

                                          NATIONAL CITY BANK

                                          By
                                            Name:_______________________________
                                            Title:______________________________



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